EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-11828) of our report dated July 27, 2004, relating to the consolidated financial statements which appear in this Form 20-F.


/s/ BDO Stoy Hayward LLP

London, England

September 28, 2004